EXHIBIT 10.02


                      LOAN LOSS REIMBURSEMENT AGREEMENT

     This Loan Loss Reimbursement Agreement (this "Agreement") is entered into as of January 8, 1998 between, on the one hand PACIFIC SOUTHWEST BANK, a federally chartered savings bank ("PSB"), NAFCO HOLDING COMPANY, LLC, a Delaware limited liability company ("NAFCO"), and ADVANTAGE FUNDING GROUP, INC., a Delaware corporation ("Advantage"), and, on the other hand, MONACO
FINANCE,  INC.,  a  Colorado  corporation  ("Monaco").

                                  RECITALS

     A. PSB, NAFCO, Advantage, and Pacific USA Holdings Corp., a Texas corporation ("Pacific USA"), and PCF Service, LLC, a Delaware limited liability company are parties to that certain Amended and Restated Asset Purchase Agreement, dated as of January 8, 1998 (as amended or modified from time to time, the "Asset Purchase Agreement").

     B. The execution of this Agreement is required pursuant to the Asset Purchase Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          Definitions.    In addition to the terms defined elsewhere in this
Agreement, the following terms, when used herein, will have the following meanings:

     "Acquired Loans" has the meaning set forth in the Asset Purchase Agreement; provided that "Acquired Loans" shall not include any Repurchased Auto Loan after the date of the repurchase thereof.

     "Advantage Loan Purchase Agreement" has the meaning set forth in the Asset Purchase Agreement.

     "Auto Loan" means a consumer Automobile loan, including installment sales contracts, arising from the sale of Automobiles.

     "Auto Loan Balance" means, at any time any determination thereof is to be made: (a) the aggregate outstanding principal balance of the Acquired Loans as of the close of business on the Cut-Off Date, determined after deduction of all payments of principal received with respect to the Acquired Loans on or before the close of business on the Cut-Off Date; minus (b) the principal balance (as of the Cut-Off Date) of any Repurchased Auto Loans.

     "Automobiles" means new and used automobiles and light trucks (i.e., light duty trucks with a maximum load capacity of 2,000 pounds), the purchase of which the related Obligors financed by Auto Loans.

     "Business Day" means any day, other than a Saturday or a Sunday, or another day on which commercial banks in the States of New York, Colorado, or Texas are required, or authorized by law, to close.

     "Closing Date" has the meaning set forth in the Asset Purchase Agreement.

     "Covered Loss" means either a Net Initial Loss or a Net Subsequent Loss and "Covered Losses" means, subject to Section 2(a)(i) hereof, all Net Initial Losses and/or Net Subsequent Losses; provided that "Covered Losses" shall not include accrued and unpaid interest pertaining to Net Uncovered Losses.

     "Cut-Off Date" has the meaning set forth in the Asset Purchase Agreement.

     "Defaulted Acquired Loan" means any Acquired Loan (a) that, by its terms, has more than ten percent (10%) of any installment of principal or interest that is 120 or more days contractually past due as measured from the date such Scheduled Payment is due in accordance with the provisions of such Acquired Loan or (b) that the applicable Servicer has determined to be uncollectible in accordance with the governing Servicing Agreement and the written credit procedures and policies (consistent with the requirements of this Agreement and the Servicing Agreement) in effect from time to time of such Servicer as approved by PSB (which approval shall not be unreasonably withheld).

     "Designee" means any Person to which Monaco has assigned, in accordance with the provisions of this Agreement, any of its rights to receive payments of Covered Losses, its rights under this Agreement, including, without limitation, Monaco's rights to enforce the duties and obligations of the Related Parties under this Agreement with respect to any Acquired Loan, and Monaco's rights under and with respect to the Letters of Credit.

     "Expenses" means, with respect to Defaulted Acquired Loans and at any time any determination thereof is to be made, all expenses (without duplication of amounts) incurred by Monaco (or the Designee(s)) or any Servicer in connection with the foreclosure, conservation, collection, and/or liquidation of such Defaulted Acquired Loans and/or the related Automobiles, as more specifically identified and subject to the limitations set forth on Exhibit E-1 attached hereto.

     "Federal Funds Rate" means, for any day, the rate, per annum (rounded upwards, if necessary, to the nearest 0.01%), equal to the weighted average of the rates of overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day as published by the Federal Reserve Bank of New York on the Business Day immediately following such day; provided that, if the day for which such rate is to be determined is not a Business Day, then the "Federal Funds Rate" for such day shall be such rate on such transactions on the immediately following Business Day as published on the Business Day immediately following such Business Day.

     "Insurance Proceeds" means, with respect to any Acquired Loan and at any time any determination thereof is to be made, an amount equal to the proceeds paid by any insurer pursuant to any insurance policy covering such Acquired
Loan or the related Automobile or any other insurance policy that relates to such Acquired Loan, but excluding the proceeds of any such insurance policy that are applied to the restoration or repair of the related Automobile or released to the Obligor in accordance with customary loan servicing procedures.

     "Letter of Credit" means, as appropriate, the Net Initial Losses Letter of Credit and the Net Subsequent Losses Letter of Credit.
     "Letter of Credit Bank" means: (a) Bankers Trust Company; (b) any other financial institution whose long term debt, as of the date of its proposed issuance of a Letter of Credit, is rated at least A3 by Moody's Investors
Service, Inc. and A- by Standard & Poor's Rating Services; (c) any other financial institution that meets all of the following criteria: (i) such financial institution has a total risk based capital ratio of not less than 10%; (ii) such financial institution has a Tier 1 ratio of not less than 6;
(iii) such financial institution has a CAMELS rating of 1 or 2; and (iv) such financial institution has total assets of not less than $2,000,000,000; or (d) any other financial institution that is acceptable to Monaco and/or the Designee(s) in its and/or their sole discretion.

     "Letters of Credit" means, collectively, the Net Initial Losses Letter of Credit and the Net Subsequent Losses Letter of Credit.

     "Loan Purchase Agreements" has the meaning set forth in the Asset Purchase Agreement.

     "Monaco's Accountants" means, at any time, the firm of independent accountants retained by Monaco.

     "NAFCO Loan Purchase Agreement" has the meaning set forth in the Asset Purchase Agreement.

     "Net Initial Losses" means the initial amount of Net Losses incurred up to an aggregate amount equal to seven and one-half percent (7.5%) of the Auto Loan Balance.

     "Net Initial Losses Letter of Credit" means: (a) an irrevocable stand-by letter of credit, substantially in the form attached hereto as Exhibit N-1, with such changes, if any, as Monaco and the Designee(s) may approve, in the original face amount of seven and one-half percent (7.5%) of the Auto Loan Balance as of the close of business on the Cut-Off Date, issued by a Letter of Credit Bank on behalf of PSB, NAFCO, and Advantage, and naming Monaco and/or the Designee(s) as sole beneficiary(ies), and any amendments or extensions thereof as permitted by the terms thereof or by the terms of Sections 2(a)(iv)(A) and (C) hereof; or (b) any letter of credit issued, in accordance with the terms hereof (including Sections 2(a)(iv)(A) and (C) hereof), in substitution for (i) the letter of credit referred to in clause (a) of this definition or (ii) any letter of credit previously issued in accordance with the terms hereof (including Section 2(a)(iv)(A) and (C) hereof) in substitution for the letter of credit referred to in clause (a) of this definition.

     "Net Losses" means, at any time any determination thereof is to be made for the period commencing on the Cut-Off Date and ending on such determination date, an amount (not less than zero) equal to the sum of: (a) the Unpaid
Principal Balance of all Defaulted Acquired Loans minus all actual Net Recoveries; plus (b) all accrued and unpaid interest on the Unpaid Principal Balance of each Defaulted Acquired Loan for a period not to exceed seventy-five (75) days; plus (c) all Expenses. For purposes of calculating "Net Losses," accrued and unpaid interest with respect to any Defaulted Acquired Loan that is a Precomputed Auto Loan shall be calculated as if such Auto Loan were bearing interest calculable on a simple interest basis.

     "Net Losses Report" means a report in the form of Exhibit N-2 attached hereto.

     "Net Principal Balance" means, with respect to any Precomputed Auto Loan, the net payoff therefor less any accrued but unpaid late charges, all as of the due date of the last full Scheduled Payment or, if more recent, the due date of the last periodic payment of principal thereon.

     "Net Recoveries" means, at any time any determination thereof is to be made, an amount equal to all recoveries with respect to all Defaulted Acquired Loans from whatever source, including, without limitation, all Proceeds, all Insurance Proceeds, all payments from the related Obligor, and all amounts recovered from the related Originator pursuant to the applicable Originator Agreement or otherwise.

     "Net Subsequent Losses" means Net Losses, up to an aggregate amount equal to seven and one-half percent (7.5%) of the Auto Loan Balance, which are incurred after the Net Initial Losses and the Net Uncovered Losses have been incurred.

     "Net Subsequent Losses Letter of Credit" means: (a) an irrevocable stand-by letter of credit, substantially in the form attached hereto as Exhibit N-1, with such changes, if any, as Monaco and the Designee(s) may approve, in the original face amount of seven and one-half percent (7.5%) of the Auto Loan Balance as of the close of business on the Cut-Off Date, issued by a Letter of Credit Bank on behalf of PSB, NAFCO, and Advantage, and naming Monaco and/or the Designee(s) as sole beneficiary(ies), and any amendments or extensions thereof as permitted by the terms thereof or by the terms of Sections 2(a)(iv)(B) and (C) hereof; or (b) any letter of credit issued, in accordance with the terms hereof (including Sections 2(a)(iv)(B) and (C) hereof), in substitution for (i) the letter of credit referred to in clause
(a) of this definition or (ii) any letter of credit previously issued in accordance with the terms hereof (including Sections 2(a)(iv)(B) and (C) hereof) in substitution for the letter of credit referred to in clause (a) of this definition.

     "Net Uncovered Losses" means Net Losses, up to an aggregate amount equal to ten percent (10%) of the Auto Loan Balance, which are incurred after the Net Initial Losses have been incurred.

     "Obligor" means, with respect to an Acquired Loan, the Person primarily obligated to make payments in respect thereto.

     "Originator"  means  the  originator  of  an  Acquired  Loan.

     "Originator Agreement" means the agreement pursuant to which Advantage or NAFCO, as the case may be, originally acquired an Acquired Loan.

     "Person" means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, association, joint venture, governmental authority or any other entity of whatever nature.

     "Precomputed Auto Loan" means any Acquired Loan under which earned interest (which may be referred to in the Acquired Loan as an "add-on finance charge") and principal is determined according to the sum of periodic balances or the sum of monthly balances or the sum of digits or any equivalent method commonly referred to as the "Rule of 78s."

     "Procedures" means the agreed upon accountants' review procedures set forth on Exhibit P-1 attached hereto.

     "Proceeds" means, with respect to a Defaulted Acquired Loan, any cash amounts received in connection with the liquidation of such Defaulted Acquired Loan, whether through foreclosure sale or other final disposition of such Defaulted Acquired Loan or the related Automobile (other than Insurance Proceeds), and any other cash amounts received in connection with the sale or other disposition of such Defaulted Acquired Loan or the related Automobile.

     "PSB's Accountants" means, at any time, the firm of independent accountants retained by PSB, which, initially, shall be KPMG Peat Marwick.

     "Related  Parties"  means,  collectively,  PSB,  NAFCO,  and  Advantage.

     "Reported Net Losses" shall have the meaning set forth in Section 2(b)(i) hereof.

     "Repurchased Auto Loan" means any Acquired Loan repurchased (a) pursuant to Section 4 of the Advantage Loan Purchase Agreement, or (b) pursuant to
Section  4  of  the  NAFCO  Loan  Purchase  Agreement.

     "Responsible Officers" means, with respect to any Person, the President, any Executive Vice President, any Senior Vice President, the Chief Financial Officer, the servicing manager, and any other officer of such Person having responsibility or knowledge of the matters being reviewed.

     "Scheduled Payment" means each payment due in respect of, and in accordance with the provisions relating to, any Acquired Loan.

     "Servicer"  means  the  servicer  of  an  Acquired  Loan.

     "Servicing Agreement" means an agreement pursuant to which a third party Servicer agrees to service the Acquired Loans.

     "Settlement  Accountants"  means  Deloitte  &  Touche,  L.L.P.

     "Stated Amount" means, at any time any determination thereof is to be made, the maximum amount available to be drawn under the Letter of Credit without regard to whether any conditions to drawing could then be met.

     "Unpaid Principal Balance" means, at any time any determination thereof is to be made with respect to any Defaulted Acquired Loan: (a) if such Defaulted Acquired Loan is an Auto Loan bearing interest calculable on a simple interest basis, the then unpaid principal amount of Defaulted Acquired Loan; or (b) if such Defaulted Acquired Loan is a Precomputed Auto Loan, the then Net Principal Balance thereof.

Section  2.          Covered  Losses  Reimbursement.

     (a) Reimbursement for Covered Losses. On the Closing Date, the Related Parties shall cause the Letters of Credit to be issued for the benefit of Monaco and the Designee(s).

          (i)           Maximum Covered Losses.   Monaco and the Designee(s)
may make a drawing under the Letters of Credit solely in accordance with the terms and conditions thereof and the terms and conditions set forth herein and, specifically, in Section 2(a)(ii) hereof. Neither Monaco nor any of the Designees shall be entitled to be reimbursed for Covered Losses (whether under the Letters of Credit, this Agreement, or otherwise) in an aggregate amount in excess of fifteen percent (15%) of the Auto Loan Balance; provided that the foregoing shall not limit Monaco's and/or any Designee's right to a drawing in accordance with Section 2(a)(ii)(A)(2) and/or Section 2(a)(ii)(B)(2) hereof.

          (ii)                    Timing  and  Amount  of  Drawings.

                    (A)       All drawings under the Net Initial Losses Letter
of Credit shall be made solely in accordance with the terms thereof. Monaco (or the Designee(s)) shall be entitled to make a drawing under the Net Initial Losses Letter of Credit: (1) for any Net Initial Losses detailed in a Net
Losses Report one (1) Business Day following the date such report and the related Accountants' Letter have been delivered to PSB in accordance with
Section 2(b)(i); and (2) for the Stated Amount thereof on or within five (5) Business Days of the current expiration date of such Letter of Credit if it is not extended or an alternative Letter of Credit (issued in accordance with the terms hereof) is not provided prior to five (5) Business Days prior to the current expiration date of such Letter of Credit.

                    (B)          All  drawings under the Net Subsequent Losses
Letter of Credit shall be made solely in accordance with the terms thereof. Monaco (or the Designee(s)) shall be entitled to make a drawing under the Net Subsequent Losses Letter of Credit: (1) for any Net Subsequent Losses detailed in a Net Losses Report one (1) Business Day following the date such report and the related Accountants' Letter have been delivered to PSB in accordance with Section 2(b)(i); and (2) for the Stated Amount thereof on or within five (5) Business Days days of the current expiration date of such Letter of Credit if it is not extended or an alternative Letter of Credit (issued in accordance with the terms hereof) is not provided prior to five (5) Business Days prior to the current expiration date of such Letter of Credit.

          (iii)                    Excess  Drawings.    If:

                    (A) pursuant to Section 2(b)(iv), either (1) Monaco's Accountants and PSB's Accountants have resolved all exceptions contained in an Exception Report (including, without limitation, the determination of the actual amount of a disputed Net Loss which is a Covered
Loss), or (2) the Settlement Accountants have resolved the exceptions contained in an Exception Report (including, without limitation, the determination of the actual amount of a disputed Net Loss which is a Covered
Loss); and, as a result of such resolution and/or determination, the amount of drawings made by Monaco and/or the Designee(s) under any Letter of Credit at the time of such determination exceeds the amount to which Monaco and/or the Designee(s) were otherwise entitled to draw; or

                    (B) a Net Losses Report indicates that, as a result of the receipt of actual Net Recoveries, the amount of drawings made by Monaco and/or the Designee(s) under any Letter of Credit exceeds the amount to which Monaco and/or the Designee(s) were otherwise entitled to draw (any excess amount under Section 2(a)(iii)(A) or this Section 2(a)(iii)(B) being an "Excess Amount");

then such Excess Amount shall be subtracted from the next succeeding amount of Covered Losses for which Monaco and/or the Designee(s) may draw under the Letters of Credit; provided that, if no such succeeding amount may be drawn, Monaco shall (or shall cause the Designee(s) to) refund, within ten (10) days following written demand therefor, such amount to PSB together with interest thereon from the date drawn until paid at the Federal Funds Rate; provided that, if such amount is not repaid within thirty (30) days following demand therefor, then the interest rate thereon shall thereafter automatically increase to the Federal Funds Rate plus five percent (5%) per annum.

          (iv) Changes to the Letters of Credit. If, at any time, the Stated Amount of the Letters of Credit exceeds, by Two Hundred Fifty Thousand Dollars ($250,000) or more, fifteen percent (15%) of the then Auto Loan Balance minus the amount of all drawings previously made under the Letters of Credit, then the Related Parties shall be entitled:

                    (A) to either: (1) on their behalf, cause the issuance, in substitution for the then existing Net Initial Losses Letter of Credit, by a Letter of Credit Bank of a new irrevocable stand-by letter of credit, substantially in the form attached hereto as Exhibit N-1, with such changes, if any, as Monaco and the Designee(s) may approve, and naming Monaco and/or the Designee(s) as sole beneficiary(ies), in an original face amount equal to the sum of (y) seven and one-half percent (7.5%) of the then Auto Loan Balance minus (z) the amount of all drawings previously made under the Net Initial Losses Letter of Credit; or (2) cause an amendment of the then existing Net Initial Losses Letter of Credit to reduce the Stated Amount thereof to an amount equal to the sum of (1) seven and one-half percent (7.5%) of the then Auto Loan Balance minus (2) the amount of all drawings previously made under the Net Initial Losses Letter of Credit; and

                    (B) to either: (1) on their behalf, cause the issuance, in substitution for the then existing Net Subsequent Losses Letter of Credit, by a Letter of Credit Bank of a new irrevocable stand-by letter of credit, substantially in the form attached hereto as Exhibit N-1, with such changes, if any, as Monaco and the Designee(s) may approve, and naming Monaco and the Designee(s) as sole beneficiary(ies), in an original face amount equal to the sum of (y) seven and one-half percent (7.5%) of the then Auto Loan Balance minus (z) the amount of all drawings previously made under the Net Subsequent Losses Letter of Credit; or (2) cause an amendment of the Net
Subsequent Losses Letter of Credit to reduce the Stated Amount thereof to an amount equal to the sum of (1) seven and one-half percent (7.5%) of the then Auto Loan Balance minus (2) the amount of all drawings previously made under the Net Subsequent Losses Letter of Credit.

                    (C) Notwithstanding anything to the contrary contained in this Section 2(a)(iv), no more than two (2) substitute letters of credit and/or amendments to each Letter of Credit may be obtained under this Section 2(a)(iv) in any calendar year during the term hereof. All costs and expenses of Monaco and/or any of the Designees incurred in connection with any such substitute letters of credit and/or amendments to any Letter of Credit shall be paid for by the Related Parties.

     (b)          Net  Losses  Reports.

          (i) Delivery of Reports. No later than three (3) Business Days prior to the fourteenth day of each calendar month during the term of this Agreement, Monaco shall submit to PSB (and concurrently submit a copy to PSB's Accountants and the Designee(s)) a Net Losses Report detailing all Net Losses (for any period, the "Reported Net Losses") incurred during the calendar month then ended or, in the case of the first Net Losses Report, if applicable, during the period from the Cut-Off Date through the end of the first calendar month following month of the Closing Date. Each Net Losses Report submitted to PSB shall be certified as being true and correct in all material respects and in compliance with this Agreement in all material respects by the Chief Financial Officer of Monaco. Such Net Losses Report shall also be accompanied by the related Accountants' Letter.

          (ii) Accountants' Letters. Prior to submitting to PSB the Net Losses Report required by Section 2(b)(i), Monaco shall submit a draft Net Losses Report to Monaco's Accountants for review. Within five (5) Business Days of receipt of such draft, Monaco's Accountants shall execute and deliver (by fax on otherwise) a letter to Monaco (with respect to any draft Net Losses Report, an "Accountants' Letter") stating that: (A) such accountants have reviewed such draft Net Losses Report in accordance with the Procedures; and (B) based upon such accountants' review, such accountants did not have any exceptions to the calculations set forth therein.

          (iii) Exception Reports. Each Net Losses Report delivered to PSB shall be reviewed by PSB's Accountants in accordance with the Procedures. Within ten (10) Business Days of receipt by PSB of the Net Losses Report for each of the months of March, June, September, and December during the term hereof, if PSB's Accountants shall, in connection with their review of such Net Losses Report and the Net Losses Reports for the immediately preceding two (2) calendar months, have noted any exceptions to such Net Losses Reports, then PSB's Accountants shall deliver an exception report (with respect to such Net Losses Reports, an "Exception Report") to PSB, Monaco, the Designee(s), and Monaco's Accountants detailing such exception(s). Failure to timely deliver an Exception Report on or before the expiration of the ten (10) Business Day review period set forth above shall constitute PSB's acceptance of each of the related Net Losses Reports.

     Resolution of Exceptions. If an Exception Report is timely delivered, Monaco's Accountants and PSB's Accountants shall attempt to resolve the exceptions noted therein (including, without limitation, the amount of any disputed Net Loss(es) or the amount of any excess drawing(s) under any Letter of Credit). If Monaco's Accountants and PSB's Accountants cannot resolve the exceptions within five (5) Business Days following the delivery of a timely
Exception Report, such accountants shall jointly submit the applicable Net Losses Report(s) and the related Exception Report(s) to the Settlement Accountants. Within ten (10) Business Days of receiving such documents, the Settlement Accountants shall finally and conclusively resolve all exceptions (including, without limitation, the amount of any disputed Net Loss(es) or the amount of any excess drawing(s) under any Letter of Credit). The costs and expenses of the services of the Settlement Accountants shall be paid equally by Monaco and PSB.

Section  3.          Covenants  of  Monaco.

     (a) Compliance with Laws. Monaco shall comply in all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties and all Acquired Loans.

     (b)          Inspection.   Monaco shall provide, and shall use its best
efforts to cause each other Servicer, if any, to provide (and shall use its best efforts to include an express covenant in the Servicing Agreement requiring such Servicer to provide) PSB and its authorized agents and representatives (i) reasonable access during regular business hours to all records of Monaco and such Servicer relating to the Acquired Loans and any assets related thereto and (ii) reasonable access during normal business hours to Responsible Officers of Monaco and such Servicer to provide information and answer questions concerning the Acquired Loans and any assets related thereto.
 Any on-site examination pursuant to this paragraph shall be conducted in a manner that does not unreasonably interfere with Monaco's or such Servicer's normal operations, and all fees and expenses incurred by PSB in connection with any such examination shall be borne by PSB.

     (c) Servicing Reports. Monaco shall, with respect to each Acquired Loan for which it is the Servicer, and shall use its best efforts to cause each other Servicer, if any, to (and shall use its best efforts to include an express covenant in the Servicing Agreement requiring such Servicer to), (i) provide to PSB the servicing reports specified and described in, and at the times set forth in, the Servicing Agreement ("Servicing Reports") with respect to the Acquired Loans serviced by such Servicer and (ii) provide to PSB such other information related to the Acquired Loans or any assets related thereto as PSB may reasonably request. Monaco shall, with respect to each Acquired Loan for which it is the Servicer, and shall use its best efforts to cause each other Servicer to (and shall use its best efforts to include an express covenant in the Servicing Agreement requiring such Servicer to), prepare separate Servicing Reports covering only the Acquired Loans serviced by such Servicer.

     (d) Standard of Care. Irrespective of whether Monaco (and/or the Designee(s)) shall have made a drawing under the Letter(s) of Credit with respect to any Acquired Loan that is a Defaulted Acquired Loan, Monaco shall, with respect to each Acquired Loan for which it is the Servicer, and shall require that each other Servicer, if any, (and shall include an express covenant in the Servicing Agreement requiring such Servicer to) to, in managing, administering, servicing, enforcing and making collections on the Acquired Loans serviced by it and the related Automobiles, exercise that degree of skill, care, prudence and diligence consistent with customary and usual standards of practice of prudent institutional servicers of motor vehicle loan portfolios of credit quality similar to the Acquired Loans, and with at least the same degree of skill, care, prudence, and diligence which the applicable Servicer customarily exercises with respect to motor vehicle loan contracts of similar credit quality and interest in motor vehicle loans owned or originated by it.

     (e) Servicer Replacement. Except to the extent Monaco is required to change or terminate any Servicer in connection with a securitization or warehouse facility transaction, Monaco shall not change or terminate any Servicer without the prior written consent of PSB, which consent shall not unreasonably withheld; provided that Monaco may, without the consent of PSB, terminate either Electronic Data Systems or CSC Logic/MSA L.L.P. d/b/a Loan Servicing Enterprises as Servicer as long as Monaco is the successor Servicer.
 Monaco shall not permit any material change to any servicing procedures or standards applicable to any Acquired Loan which would have the effect of lowering existing servicing standards, without the prior written consent of PSB which consent shall not be unreasonably withheld.

          (f) Certain Actions. Monaco shall, with respect to each Acquired Loan for which it is the Servicer, and shall use its best efforts to cause each other Servicer, if any (and shall use its best efforts to include an express covenant in the Servicing Agreement requiring such Servicer to), to, pursue reasonable remedies available against the applicable Obligor and Originator in order to minimize Net Losses with respect to each Acquired Loan.

Section  4                    Representations  and  Warranties  of  Monaco.

          (a) Organization and Good Standing. Monaco is a corporation duly organized, validly existing and in good standing under the law of the State of Colorado and is qualified to do business in each other state where the nature of its business requires it to qualify, except to the extent that the failure to so qualify would not in the aggregate materially adversely affect the ability of Monaco to perform its obligations hereunder.

          (b) Authorization. Monaco has the power, authority and legal right to execute, deliver and perform under the terms of this Agreement and the execution, delivery and performance of this Agreement has been duly authorized by Monaco by all necessary corporate action.

          (c) Binding Obligation. This Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of Monaco, enforceable against Monaco in accordance with its terms except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, whether a proceeding at law or in equity.

          (d)          No  Violation.   The consummation of the transactions
contemplated by the fulfillment of the terms of this Agreement will not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the organizational documents or bylaws of Monaco, or any indenture, agreement, mortgage, deed of trust or other instrument to which Monaco is a party or by which it is bound, or in the creation or imposition of any lien upon any of its properties pursuant to the terms of such indenture, agreement, mortgage, deed of trust or other such instrument, or violate any law, or any order, rule or regulation applicable to Monaco of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Monaco or any of its properties.

          (e)          Approvals.   All approvals, authorizations, consents,
orders or other actions of any person, or of any court, governmental agency or body or official, required in connection with the execution and delivery of this Agreement have been or will be taken or obtained on or prior to the Closing Date.

Section 5.          Representations, Warranties, and Covenants of the Related
Parties.

          (a) Organization and Good Standing. PSB is a bank duly organized, validly existing and in good standing under the laws of the United States of America and is qualified to do business in each other State where the nature of its business requires it to qualify, except to the extent that the failure to so qualify would not in the aggregate materially adversely affect the ability of PSB to perform its obligations hereunder. NAFCO is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each other state where the nature of its business requires it to qualify, except to the extent that the failure to so qualify would not in the aggregate materially adversely affect the ability of NAFCO to perform its obligations hereunder. Advantage is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each other state where the nature of its business requires it to qualify, except to the extent that the failure to so qualify would not in the aggregate materially adversely affect the ability of Advantage to perform its obligations hereunder.

          (b) Authorization. Each of the Related Parties has the power, authority and legal right to execute, deliver and perform under the terms of this Agreement and the execution, delivery and performance of this Agreement has been duly authorized by each of the Related Parties by all necessary corporate or other necessary action.

          (c) Binding Obligation. This Agreement, assuming the due authorization, execution and delivery hereof by Monaco, constitutes a legal, valid and binding obligation of each of the Related Parties, enforceable against each of the Related Parties in accordance with its terms except that
(A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, whether a proceeding at law or in equity.

          (d)          No  Violation.   The consummation of the transactions
contemplated by the fulfillment of the terms of this Agreement will not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the organizational documents or bylaws, as applicable, of each of the Related Parties, or any indenture, agreement, mortgage, deed of trust or other instrument to which any of the Related Parties is a party or by which any of the Related Parties is bound, or in the creation or imposition of any lien upon any of its properties pursuant to the terms of such indenture, agreement, mortgage, deed of trust or other such instrument, or violate any law, or any order, rule or regulation applicable to any of the Related Parties of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over any of the Related Parties or any of their respective properties.

               (e) Approvals. All approvals, authorizations, consents, orders or other actions of any person, or of any court, governmental agency or body or official, required in connection with the execution and delivery of this Agreement have been or will be taken or obtained on or prior to the Closing Date.

               (f) Letter of Credit Bank. Notwithstanding anything to the contrary contained herein, the Related Parties shall use their best efforts to have each Letter of Credit Bank be a financial institution referred to in clause (a) or clause (b) of the definition of "Letter of Credit Bank" contained herein. The use of such Persons' best efforts shall include, but not be limited to, the provision of cash collateral to fully secure the Related Parties' (or any of their) reimbursement obligations to such financial institution in respect of the Letter(s) of Credit.

Section  6            No Third Party Beneficiary.  Except as contemplated by
Section 9 hereof, no creditor or third party having dealings with Monaco shall have the right to enforce the duties or obligations of any of the Related Parties hereunder or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, Monaco and the Designee(s).

Section 7 Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing and delivered as to each party hereto, the Designee(s), the Monaco Accountants, and the PSB Accountants, by a nationally recognized overnight courier, at its address set forth as follows:

To  Monaco  and/or  the  Designee(s):

     Monaco  Finance,  Inc.
     370  17th  Street,  Suite  5060
     Denver,  Colorado    80202
     Attention:    Irwin  Sandler
     Phone:  (303)  592-9411
     Fax:          (303)  405-6496

To  PSB,  NAFCO,  or  Advantage:

     c/o  Pacific  USA  Holdings  Corp.
     5999  Summerside  Drive,  Suite  112
     Dallas,  Texas  75252
Attn:  Michael  K.  McCraw
     Phone:  (972)  248-5022
     Fax:          (972)  248-5023

     With  a  copy  to:

     Pacific  USA  Holdings  Corp.
     3200  Southwest  Freeway,  Suite  1220
     Houston,  Texas  77027
     Attn:  Cathryn  L.  Porter
     Phone:  (713)  871-0111
     Fax:  (713)  871-0155

     Monaco's  Accountants:

     Ehrhardt,  Keefe,  Steiner  &  Hottman
     7979  E.  Tufts  Avenue,  Suite  400
     Denver,  Colorado    80237
     Attn:    Steven  L.  Schenbeck
     Phone:    (303)  740-9400
     Fax:    (303)  740-9009

     PSB's  Accountants:

     KPMG  Peat  Marwick
     200  Crescent  Court,  Suite  300
     Dallas,  Texas    75201
     Attn:    Stan  Peebles
     Phone:    (214)  754-2000
     Fax:    (214)  754-2297

All such notices and communications shall not be effective until received by the party to whom such notice or communication is addressed.

Section 8 No Waiver; Remedies. No failure on the part of either party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any other remedies provided by law.

Section 9 Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. None of the Related Parties may assign its rights or obligations under this Agreement without the express prior written consent of Monaco. Notwithstanding anything to the contrary contained in Section 6hereof, Monaco may assign all of its rights hereunder (including, without limitation, its rights to receive payments for Covered
Losses, its rights to enforce the duties and obligations of the Related Parties hereunder with respect to any Acquired Loan, and its rights under and with respect to the Letter of Credit) upon prior written notice of the same to PSB of the identity of such assignee and the terms of the assignment;
provided that such assignment may be made by Monaco solely: (a) in connection with a securitization or warehouse facility transaction; and (b) in connection with any such securitization or warehouse facility transaction, to the trustee or the servicer or to a subsidiary of Monaco that is a special purpose entity. PSB shall have no right to consent to or otherwise approve or disapprove any such assignee; however, Monaco shall provide PSB a copy of the executed assignment document (and all other documents which relate to such assignment) within five (5) Business Days of the execution thereof. Except as otherwise permitted under this Section 9, Monaco may not assign its obligations hereunder (including but not limited to all obligations of Monaco under Sections 2 and 3 hereof) or otherwise assign its rights hereunder without the express prior written consent of PSB.

Section 10 Amendments; Consents and Waivers; Entire Agreement. No modification, amendment or waiver of, or with respect to, any provision of this Agreement, and all other agreements, instruments and documents delivered thereto, nor consent to any departure by any party from any of the terms or conditions thereof shall be effective unless it shall be in writing and signed by each of the parties hereto (including any Designee(s)). Any waiver or consent shall be effective only in the specific instance and for the purpose for which given. This Agreement and the documents referred to herein embody the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject hereof.

Section 11 Securitization Matters. Notwithstanding anything to the contrary contained herein, each of the parties hereto agrees that, in connection with any securitization transaction contemplated under Section 9 hereof, such party shall take such actions (including, without limitation, the amendment or modification of this Agreement or the Letter of Credit and the delivery of opinions of counsel) as shall be reasonably required by MBIA Insurance Corporation (or similar entity) and/or any rating agency involved in any such securitization transaction; provided that Monaco shall pay all of the reasonable out-of-pocket expenses, including, without limitation, attorneys' fees, incurred by each such party in taking such action(s); provided further that no party hereto shall be required to take any such action if, in the good faith determination of such party, such action would materially and adversely affect such party.

Section 12 Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation, shall not in any way be affected or impaired thereby in any other jurisdiction.

Section  13            GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY
TRIAL.


               (A) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS.

               (B) IN ANY LEGAL ACTION RELATING TO THIS AGREEMENT OR RELATING TO ANY OTHER DEALINGS AND NEGOTIATIONS BETWEEN THE PARTIES, EACH PARTY AGREES (I) TO THE EXERCISE OF JURISDICTION OVER IT BY A FEDERAL COURT SITTING IN DALLAS, TEXAS OR DENVER, COLORADO; AND (II) IF EITHER PARTY BRINGS A LEGAL ACTION, IT SHALL BE INSTITUTED IN ONE OF THE COURTS SPECIFIED IN SUBPARAGRAPH (I) ABOVE.

               (C) THE PARTIES EACH HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY LEGAL ACTION WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

Section 14 Termination of Agreement. This Agreement shall terminate upon the earlier of (a) the reimbursement to Monaco (or its assigns under Section 9 hereof) of all Covered Losses required to be reimbursed under Section 2(a) hereof, or (b) the date all Acquired Loans have either been paid in full, or become Defaulted Acquired Loans and any amounts reimbursable to Monaco in accordance with Section 2 hereof have been paid to Monaco (or its assigns under Section 9 hereof). Upon termination of this Agreement, Monaco shall deliver to the Related Parties a written termination and release of this Agreement.

Section 15 Execution in Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and both of which when taken together shall constitute one and the same agreement.

                 [Remainder of Page Intentionally Left Blank]


     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

PACIFIC  SOUTHWEST  BANK,
a  federally  chartered  savings  bank

By:        /s/  Bobby  Hashaway
Name:           Bobby  Hashaway
Title:          Executive  Vice  President

NAFCO  HOLDING  COMPANY,  LLC,
a  Delaware  limited  liability  company

By:        /s/  Robert  Womack
Name:           Robert  Womack
Title:          Chief  Financial  Officer

ADVANTAGE  FUNDING  GROUP,  INC.,
a  Delaware  corporation

By:        /s/  Robert  Womack
Name:           Robert  Womack
Title:          Vice  President

MONACO  FINANCE,  INC.,
a  Colorado  corporation

By:        /s/  Irwin  L.  Sandler
Name:
Title:          Executive  Vice  President


                                 EXHIBIT E-1

                      EXPENSE CATEGORIES AND LIMITATIONS


     1.          All  costs  related  to  the  sale  of  a  vehicle:

               --          Auction
               --          Sales  fees
               --          Commissions

     2. All costs related to repossessions of vehicles paid to outside parties:

               --          Repossession  fees
               --          Skip  Tracing  fees
               --          Storage  fees
               --          Investigation  fees
               --          Transport  fees
               --          Legal  fees  and  court  costs

     3.          All  repair  costs  of  repossessed  and  abandoned vehicles:

               --          Non-insured  repair  costs
               --     Insured repair costs subject to subsequent reimbursement
               --          Repair  costs  for  abandoned  vehicles
               --          Repair  costs  for  skips

     4.          Force  Placed  or  VSI  insurance  premiums